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                                                                   Exhibit 10(t)

                            THE MOBILECOMM BUILDING

                             OFFICE LEASE AGREEMENT


THIS LEASE made and entered into as of this 20th day of August, 1998, by and between WRE, INC. c/o W. ALAN WOODFORD, AGENT, ("Landlord") and JUNIOR LIBRARY GUILD, a Florida Corporation ("Tenant").

Landlord and Tenant, for and in consideration of the keeping by the parties of their respective obligations hereinafter contained, as well as for other good and valuable considerations in hand paid simultaneously with the execution and delivery of this Lease, receipt whereof is hereby acknowledged, agree as follows:


1. DEMISED PREMISES. Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the real property, office space, Suite(s) 400, more particularly described in Exhibit "A" attached hereto ("Premises"), together with use of the Building common areas shared with other tenants of the Building, with a street address of 1915 N. Dale Mabry Highway, Tampa, Florida 33607 ("Building").

2. LANDLORD'S WORK. Landlord, at Landlord's sole cost and expense, will perform or cause to be performed in the Premises the following: replace or repair any stained or missing ceiling tiles ("Landlord's Work"). Tenant otherwise accepts the Premises in "as is" condition.

3. TENANT'S WORK. Tenant, at its sole cost and expense, shall deliver to Landlord detailed plans and specifications for any additional alterations and modifications to the interior of the suite proposed by Tenant ("Tenant's Work"). Tenant shall obtain Landlord's prior written approval of such plans and specifications prior to commencing any of Tenant's Work, and Landlord agrees that such written consent shall not unreasonably be withheld. Tenant's Work shall be completed in a good, first class, and workmanlike manner and in full accordance with the requirements and regulations of all governmental authorities having jurisdiction.

4. TERM.

     (a) The initial Term of this Lease shall be for a period of six (6) months, commencing on August 24, 1998, ("Commencement Date") and expiring on February 23, 1999, unless sooner terminated in accordance with the provisions of this Lease.

     (b) Unless sixty (60) days prior written notice is given by one party to the other this initial Term shall automatically renew for an additional six (6) month term (the "Renewal Period") at a rate of One Thousand Nine Hundred Twenty Eight and 33/100 Dollars ($1,928.33) per month plus applicable sales tax.
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     (c) Tenant shall have access to the Premises prior to the Lease term at its sole risk for the purposes of telephone installation and storage of personalty.

5. RENT AND RENT ADJUSTMENT. Tenant hereby covenants and agrees that it shall pay to Landlord in advance, without setoff or deduction (except as expressly permitted hereinafter) and without demand, rental for the use of the Premises ("Rent"), as follows:

     (a) Beginning base Rent to be set at Twenty Two Thousand Two Hundred Fifty and 00/100 Dollars ($22,250.00) per annum plus applicable sales tax, for the rental use of offices, common areas and based on a rentable area of approximately 1,780 square feet. Rent shall be due and payable in advance in monthly installments, starting at occupancy or Lease Commencement, August 24, 1998, whichever is sooner, at One Thousand Eight Hundred Fifty Four and 17/100 Dollars ($1,854.17) per month, (hereinafter referred to as "Base Rent"), plus applicable sales tax, and due and payable on the first day of each and every successive calendar month thereafter during the Term.

     (b) If neither party serves sixty (60) days prior written notice as provided for in Paragraph 4(b), Base Rent for the Renewal Period will be One Thousand Nine Hundred Twenty Eight and 33/100 Dollars ($1,928.33) per month plus applicable state tax, for the rental use of offices, common areas and based on a rentable area of approximately 1,780 square feet. Rent shall be due and payable in advance in monthly installments, and due and payable on the first day of each and every successive calendar month thereafter during the Term.

     (c) Tenant further agrees to pay to Landlord all sales excise, and use taxes imposed by law on Rent, additional rental, and other charges or services due from Tenant to Landlord under this lease, said taxes to be remitted together with Rent, additional rental charges, or services to which they pertain. To the extent such taxes have been timely paid by Tenant as provided herein, Landlord agrees that it shall indemnify Tenant from any and all liability arising from the failure of Landlord to timely remit such taxes to the taxing authority.

     (c) Tenant shall pay Rent, in advance, in lawful currency of the United States of America, to Landlord by delivering or mailing it to the Landlord's notice address, or to such other address or in such other manner as the Landlord from time to time specifies to Tenant by written notice to the Tenant. All rental payments shall be made payable to W. ALAN WOODFORD, AS AGENT. If the Tenant pays by mail, Tenant agrees to mail Rent in advance so that it will reasonably be received by Landlord on or before the rental due date. In addition to any other remedies available to Landlord, Tenant shall pay a late charge of twenty-five dollars ($25.00) per day for each day that Rent shall not be paid after the fifth (5th) day following the due date, and said late charge shall be deemed additional Rent.

     (d) Tenant shall further pay as an adjustment to the Base Rent hereunder an amount equal to Tenant's Proportionate Share (the ratio that the rentable area of the Premises bears to the total rentable area of the Building) of the excess from time to time of actual Operating Expenses paid by Landlord for any calendar year over the Operating Expenses paid for the Base Year 1998. Operating Expenses means all direct and indirect costs and expenses in each calendar year of operating, maintaining, insuring, managing and owning the Building and the real property in its immediate proximity, real estate taxes and assessments of the Building, plus the Building's alloted share from time to time of the Operating Expenses from the exterior common areas. Operating Expenses shall not

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include the cost of capital improvements, depreciation, interest, lease commisssions and principal payments on mortgage and other non-operating debts of Landlord. Operating Expenses shall, however, include the amortization of capital improvements which are primarily for the purpose of reducing Operating Expenses, or which are required by governmental authority. For each calendar year after the base year, Landlord may assess an adjustment by furnishing in reasonable detail the Operating Expenses or particular expense in excess for the prior calendar year. Within thirty (30) days following receipt by Tenant of said rent adjustment, Tenant shall pay its proportionate share of the excess over the base year Operating Expense amount for the prior calendar year. If this Lease terminates before the end of a calendar year, payment will be based on the percentage of the year in which the Tenant occupied the Premises.

6. SECURITY DEPOSIT.

     (a) Tenant has deposited with the execution of this Lease agreement One Thousand Eight Hundred Fifty Four and 00/100 Dollars ($1,854.00) with the Landlord as security for the full and faithful performance by the Tenant of all of the terms, covenants and conditions of this Lease upon the Tenant's part to be performed. Security Deposit shall increase, at the option of Landlord (with notice to Tenant), in direct proportion to expanded rental space or Base Rent.

     (b) Tenant agrees that Security Deposit shall not be regarded as trust funds and Landlord may commingle said sum with other monies of Landlord and that Landlord shall be entitled to retain all interest, if any, earned thereon. In the event of a bona fide sale, subject to this Lease, the Landlord shall transfer the security deposit to the purchaser for the benefit of the Tenant, and shall be considered released from all liability for the return of the security. Tenant agrees to look to the new Landlord solely for the return of such deposit. Upon Tenant's default under any term or provision of this Lease, Landlord may apply the same in liquidation of Landlord's damages; and Landlord shall not thereby waive any right or remedy available to Landlord under this Lease or by law with respect to such default.

7. ALTERATIONS/IMPROVEMENTS AND KEYS. Except for the Tenant's Work, Tenant agrees to make no alterations, additions, or improvements to the Premises without Landlord's prior consent, which consent may be withheld or denied at Landlord's sole and absolute discretion; and all such additions, alterations, and improvements shall be at Tenant's sole cost and expense, unless herein otherwise expressly provided. Notwithstanding the foregoing, Tenant shall have the right to change and re-key locks, and modify, replace or alter fire and security alarms at no cost to Landlord. All such additions, alterations, and improvements, regardless of whether the same are installed prior or subsequent to the Commencement Date of this Lease shall be and remain the property of Landlord. Upon the termination of this Lease in any manner whatsoever Landlord, at its sole option, may require Tenant, at Tenant's expense, to remove any or all of such additions, alterations, or improvements and restore the Premises to the same condition as exists at Lease Commencement. Tenant shall return all keys or the cost thereof, including changing the locks shall be deducted from the security deposit.

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8. REPAIRS.

     (a) Tenant accepts the Premises in an "as-is" condition, as of the date of this Lease. Landlord shall, at Landlord's sole cost and expense, maintain in good condition, order, and repair, the Building including common areas, doors and glass surfaces, the foundation, roof, loading-bearing walls, elevators, exterior fencing, the plumbing system, heating, air-conditioning, ventilating, electrical, lighting, and sprinkling equipment, and in the Premises: electrical devices and lighting fixtures, systems and facilities located in or serving the Premises; provided, however, Tenant shall reimburse Landlord upon demand for all maintenance or repairs necessitated by the negligent, intentional, or wrongful act of Tenant, its agents, employees, or invitees.

     (b) If directed by proper authority, Landlord shall provide alterations, repairs or improvements to the Building necessitated by the American with Disabilities Act of 1990 (ADA) and any regulations thereunder, including any similar zoning requirements, ordinances, statues, regulations or building codes, whether now in effect of hereafter enacted.

     (c) Tenant, at Tenant's sole cost and expense, shall maintain in good, clean and sanitary condition, order, and repair, free from accumulations of trash or rubbish throughout the Term of this Lease, the Premises including, but not limited to, all doors, walls, ceilings, floors, carpeting, windows, glass surfaces, and draperies. If any maintenance required by this Paragraph, Landlord may perform same on Tenant's behalf, and Tenant shall reimburse Landlord, upon demand, for all costs and expenses incurred together with interest thereon at the highest rate permitted by law until paid. Reasonable wear and tear are excepted from the provisions of this Paragraph.

9. ASSIGNMENT AND SUBLETTING. Tenant shall not assign this Lease, nor sublet the Premises, or any part thereof nor use the same, or any part hereof, nor permit the same, or any part stipulated, nor make any alterations herein, and all additions thereto, without the prior written consent of Landlord, which consent shall not be unreasonably withheld. Landlord has the right to assign this Lease, and any such assignment by Landlord shall confer upon assignee all the rights, powers and obligations that Landlord has hereunder

10. PERSONAL PROPERTY. All personal property placed or moved in the Premises above described shall be at the risk of Tenant or owner thereof, and Landlord shall not be liable for any damage to said personal property, or to the Tenant arising from the bursting or leaking or water pipes, or from any act of negligence or any co-leases or occupants of the Building or any other person whomsoever.

11. USE AND COMPLIANCE WITH LAWS.

     (a) Tenant hereby covenants and agrees to use all of the Premises for the purpose of office space, and shall not use the Premises for any other use or purpose whatsoever without Landlord's prior written consent. Except with respect to the clean-up of any "Hazardous Materials" existing in, on or about the Premises prior to the Commencement Date, Tenant shall, throughout the Term of this Lease, and at no expense whatsoever to the Landlord, promptly execute and comply with all laws, ordinances, orders, rules,

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regulations, and requirements of all federal, state, county, and municipal governments, and appropriate departments, commissions, boards, and offices thereof, including all rules, orders and regulations of the Southeastern Underwriters Association for the prevention of fires, foreseen and unforeseen, ordinary as well as extraordinary, and whether or not the same shall presently be within the contemplation of the parties hereto or shall involve any changes of governmental policy or require structural or extraordinary repairs, alterations, or additions and irrespective of the cost thereof, that may be applicable to Tenant's business operations on the Premises.

     (b) Tenant covenants and agrees not to suffer, permit, or maintain other than "Hazardous Materials" existing on the Premises as of the Commencement Date, nor to introduce in, on or about any portion of the Premises, any asbestos, polychlorinated biphenyls, petroleum products or any other hazardous or toxic materials, wastes and substances which are defined, determined or identified as such in any federal, state, or local laws, rules or regulations (whether now existing or hereinafter enacted or promulgated) or any judicial or administrative orders or judgments or any other materials which may be deemed hazardous or toxic if infiltrated in high concentrations into the land or ground water underlying the Premises. Any such asbestos, polychlorinated byphenyls, substances are herein collectively called "Hazardous Materials".

     (c) Tenant further covenants and agrees to indemnify, protect and save Landlord harmless against and from any and all damages, losses, liabilities, obligations, penalties, claims, litigation, demands, defenses, judgments, suits, proceedings, costs, disbursements or expenses of any kind or of any nature whatsoever including without limitation attorneys' and experts' fees and disbursements which may at any time be imposed upon, incurred by or asserted or awarded against Landlord and arising from or out of any Hazardous Materials on, in, under or affecting all or any portion of the Premises, introduced by, or on behalf of, Tenant including, without limitation, (i) the costs of removal of any and all Hazardous Materials from all or any portion of the Premises, (ii) additional costs required to take necessary precautions to protect against the release of Hazardous Materials on, in, under or affecting the Premises, into the air, any body of water, any other public domain or any surrounding areas, and
(iii) any costs incurred to comply, in applicable laws, orders, judgments and regulations with respect to Hazardous Materials.

12. CASUALTY. The term "casualty" means fire, hurricane, flood, tornado, rain, wind, sinkhole, or other act of God, riot, civil commotion, or other acts of a public enemy; and theft, vandalism, or any other criminal or tortuous acts of third parties. In the event the Premises shall be destroyed or damaged by fire or other casualty during the Term of this lease so as to be untenantable, the following options shall be available:

     (a) If the Premises can be repaired within fourteen (14) days after the casualty, then Landlord shall restore the Premises (exclusive of Tenant's Work, Tenant's fixtures, equipment, signs, tenant improvements, and any items installed in or affixed to the Premises) by repairs or reconstruction at Landlord's expense, in which event Rent shall continue.

     (b) If the Premises can not be repaired within fourteen (14) days after the casualty, Tenant or Landlord may elect to cancel this Lease as of the time of the casualty by notice to

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the other within three (3) days of the casualty. If there is no notice, Tenant shall be relieved from Rent accruing until the Premises are tenantable, and the Lease will remain in effect.

13. UTILITIES AND EXPENSES. Tenant hereby covenants to pay, discharge, defend, indemnify, and hold Landlord harmless of and from the following costs, expenses, and obligations as the same become due:

     (a) All required telephone service, pest control services, janitorial service and trash removal service;

     (b) Utilities including electricity, in excess of that normally furnished to other tenants and to the Premises during the Term of this Lease. Tenant shall pay ten dollars ($10.00) per hour as additional rent for the use of extra air conditioning (HVAC) hours beyond the normal business/operating hours for the Building.

     (c) All charges for labor, services, and materials used in connection with any improvements or repairs to the Premises which are undertaken by Tenant.

     (d) All sales and excise taxes imposed by law on the Rent, additional rental, and other charges and services due to Landlord from Tenant hereunder.

     (e) All ad valorem taxes assessed, imposed, or levied by law upon or against all fixtures and personal property of regardless of whether such taxes are extraordinary or ordinary or foreseen or unforeseen, prior to the time the same become delinquent. Notwithstanding the foregoing, it is understood that Tenant shall have no obligation to pay for any ad valorem real estate taxes or assessments assessed, imposed or levied upon or against the Premises.

     (f) Upon Tenant's default in payment or performance of any cost, expense, or obligation imposed upon Tenant by the terms of this Lease or by law, Landlord, upon fifteen (15) days prior written notice to Tenant of such default, may pay, perform and discharge the same, together with all interest and penalties thereon, without prejudice to Landlord's rights and remedies as reserved herein or provided by law, and the same, together with interest thereon at the rate of eighteen percent (18%) per annum until paid, shall be due and payable to Landlord upon demand. All expenses Landlord incurs because of Tenant's default under any of the terms or conditions of this Lease, including attorney's fees, shall be deemed additional rental; and Landlord shall have all rights and remedies with respect to such additional rental provided herein for nonpayment of Rent.

14. LIENS PROHIBITED. Tenant shall not permit any liens to attach to any interest in the Premises for labor, services, or materials furnished thereto pursuant to a contract with Tenant; and, in the event such liens do attach, Tenant shall cause the same to be canceled and discharged of record, by bond or otherwise, within thirty (30) days after the filing date of such lien, and shall also defend and pay damages and attorney fees, if any, on behalf of the other, for any action, suit or proceeding which may by brought thereon for the enforcement of such lien. Upon the failure by Tenant to do so, Landlord may, after expiration of said thirty (30) day period, transfer such lien to a bond posted by Landlord pursuant to the provision of Chapter 713, Florida Statutes, and recover from Tenant all costs of such bond. Landlord hereby notifies all persons and entities that any liens claimed by any party as the result of improving the Premises pursuant to a contract with Tenant, or with any person other than Landlord, shall extent to, and only to, the right, title and interest in and to the Premises, if any, of the person contracting for such improvements.

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This paragraph shall be construed so as to prohibit, in accordance with the provision of Chapter 713, Florida Statutes, the interest of Landlord in the Premises being subject to any lien for any improvements made by Tenant or any other person on the Premises.

15. DEFAULT. As used in the provisions of this Lease, each of the following events shall constitute, and is hereinafter referred to as, an "Event of Default":

     (a) If the Tenant fails, (i) to pay Rent or any other sum which it is obligated to pay to Landlord or to any third party pursuant to any provisions of this Lease, within three (3) days after the same is due, or (ii) to perform any of its other obligations under the provisions of this Lease within ten (10) days after the Landlord gives written notice of such default, (or, if the default is one that requires more than ten (10) days to correct, Tenant shall have a reasonable time to correct it if Tenant diligently prosecutes such correction to completion); or

     (b) If the Tenant, (i) applies for or consents to the appointment of a receiver, trustee or liquidator of the Tenant or of all or a substantial part of its assets, (ii) files a voluntary petition in bankruptcy or admits in writing its inability to pay its debts as they come due, (iii) makes an assignment for the benefit of its creditors, (iv) files a petition or an answer seeking a reorganization or any arrangement with creditors, or seeks to take advantage of any insolvency law, (v) performs any other act of bankruptcy, or (vi) files an answer admitting the material allegations of a petition filed against the Tenant in any bankruptcy, reorganization or insolvency proceeding; or

     (c) If (i) an order, judgment or decree is entered by any court or competent jurisdiction adjudicating the Tenant a bankrupt or an insolvent, approving a petition seeking such a reorganization, or appointing a receiver, trustee or liquidator of the Tenant or of all or a substantial part of its assets, and such action is not canceled, dissolved or discharged within sixty
(60) consecutive days, or (ii) there otherwise commences as to the Tenant or any of its assets proceeding under any bankruptcy, reorganization, arrangement, insolvency, readjustment, receivership or similar law, and it such order, judgment, decree or proceeding continues unstayed for more than sixty (60) consecutive days after any stay thereof expires; or

     (d) If Tenant fails to continuously occupy the Premises or conduct business operations thereon for a period of more than thirty (30) days for any reason (other than for a financial reason) beyond Tenant's control.

16. LANDLORD'S REMEDIES. Upon an Event of Default, Landlord may exercise any one or all of the following options:

     (a) Terminate Tenant's right to possession under this Lease and re-enter and take possession of the Premises and relet or attempt to relet the Premises on behalf of Tenant, at any such rent and under such terms and conditions as Landlord may best obtain under the circumstances for the purpose of reducing Tenant's liability; and Landlord shall not be deemed to have thereby accepted a surrender of the Premises, and Tenant shall remain liable for all Rent and additional rental due under this Lease and for all damages suffered by Landlord because of Tenant's breach of any of the covenants of this Lease, including brokerage commissions, and expenses to prepare the Premises for a new tenant. At any time during such repossession or reletting, Landlord may, by delivering written notice to

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Tenant, elect to exercise its option under the following subparagraph to accept a surrender of the Premises, terminate and cancel this Lease, and retake possession and occupancy of the Premises on behalf of Landlord. Nothing contained in this subparagraph shall be construed as imposing any enforceable duty upon Landlord to relet the Premises or otherwise mitigate or minimize Landlord's damages by virtue of Tenant's default.

     (b) Declare this Lease to be terminated, and re-enter upon and take possession of the Premises without notice to Tenant, whereupon the Term hereby granted and all right, title and interest of Tenant in the Premises shall terminate. Such termination shall be without prejudice to Landlord's right to collect from Tenant any Rent or additional rental that has accrued prior to such termination, together with all damages suffered by Landlord because of Tenant's breach of any covenant contained in this Lease.

     (c) Declare the entire remaining unpaid Rent for the Term of this Lease then in effect to be immediately due and payable, and, at Landlord's option, take immediate action to recover and collect the same by any available procedure.

     (d) Pursue any combination of such remedies and/or any other right or remedy available to the Landlord on account of such Event of Default under this Lease and/or at law or in equity. The remedies provided in this paragraph shall be cumulative to those provided elsewhere herein or by law.

17. TENANT'S BANKRUPTCY. In addition to Landlord's remedies under Paragraph 16, above, in the event Landlord is unable to terminate this Lease in accordance with Paragraph 16 (b) above because such termination is not allowed under the Bankruptcy Code (hereinafter defined), upon the filing of a petition by or against Tenant under the Bankruptcy Code, Tenant, as debtor and as debtor in possession, and any trustee who may be appointed, agree:

     (a) to perform promptly every obligation of Tenant under this Lease until this Lease is either rejected or assumed by order of a United States Bankruptcy Court or other United States Court of competent jurisdiction; or deemed rejected by operation of Law, pursuant to 11 U.S.C. Statute 365 (c) (4);

     (b) to pay monthly in advance on the first day of each month as reasonable Compensation for use and occupancy of the Premises an amount equal to the greater of the monthly installment of the Base Annual Rental or Rent and all additional rent;

     (c) to reject or assume this Lease within sixty (60) days of the filing of such petition under Chapter 7 of the Bankruptcy Code or within thirty (30) days of the filing of a petition under any other Chapter;

     (d) to give Landlord at least forty-five (45) days prior written notice of any proceeding relating to any assumption of this Lease;

     (e) to give Landlord at least thirty (30) days prior written notice of any abandonment of the Premises, any such abandonment to be deemed conclusively a rejection of this Lease;

     (f) to be deemed conclusively to have rejected this Lease in the event of the failure to comply with any of the above;

     (g) to have consented to the entry of an order by an appropriate United States Bankruptcy Court providing all of the above, waiving notice and hearing of the entry of same; and

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     Notwithstanding anything in this Lease to the contrary, all amounts payable by Tenant to or on behalf of Landlord hereunder, whether or not expressly denominated as Rent, shall constitute "rent" for the purposes of Section 520(b)(7) of the Bankruptcy Code, including, without limitation, reasonable attorneys' fees incurred by Landlord by reason of Tenant's bankruptcy. Nothing contained in this Paragraph shall be deemed in any manner to limit Landlord's rights and remedies under the Bankruptcy Code, as presently existing or as may hereafter be amended. In the event that the Bankruptcy Code is interpreted or amended during the tern of this Lease to so permit, or is superseded by an act of an Event of Default under this Lease:

     (a) if tenant is adjudicated insolvent by the United States Bankruptcy Code, or

     (b) if a petition is filed by or against Tenant under the Bankruptcy Code and such petition is not vacated within thirty (30) days. In either of such events, this Lease and all rights of Tenant hereunder shall automatically terminate with the same force and effect as is the date of either such event were the date stated herein for the expiration of the Term, and Tenant shall vacate and surrender the Premises, but shall remain liable as herein provided. Landlord reserves any and all rights and remedies provided herein or at law.

     Tenant's "bankruptcy" means, (i) the application by Tenant or any guarantor of Tenant or its or their consent to the appointment as a receiver, trustee or liquidator of Tenant or any guarantor of Tenant or a substantial part of its or their assets, (ii) the filing of a voluntary petition in bankruptcy or the admissions in writing by Tenant or any guarantor of Tenant of its inability to pay its debts as they become due, (iii) the making by Tenant or any guarantor of Tenant of an assignment for the benefit of its creditors, (iv) the filing of a petition or an answer seeking a reorganization or any arrangement with its creditors or an attempt to take advantage of any insolvency law, (v) the filing of an answer admitting the material allegations of a petition filed against Tenant or any insolvency allegations of a petition filed against Tenant or any guarantor of Tenant in any bankruptcy, reorganization or insolvency proceeding,
(vi) the entering of an order, judgment or decree by any court of competent jurisdiction adjudicating Tenant or any guarantor of Tenant a bankrupt or an insolvent, approving a petition seeking such a reorganization, or appointing a receiver, trustee or liquidator of Tenant or any guarantor of Tenant or of all or a substantial part of its or their assets, or (vii) the commencing of any proceeding under any bankruptcy, reorganization, arrangement, insolvency, readjustment, receivership or similar law, and the continuation of such order, judgment, decree of proceeding unstayed for any period of sixty (60) consecutive days after the expiration of any stay thereof. Neither Tenant's interest in this Lease, nor any estate created hereby in Tenant nor any receiver or assignee for the benefit or creditors or otherwise by operation of law except as may specifically be provided by the Bankruptcy Code, Title 11 U.S.C. (the "Bankruptcy Code").

18. SECURITY INTEREST. Tenant hereby grants Landlord a security interest all equipment, trade fixtures, personal property and improvements installed in, affixed to, or kept on the Premises as security for Tenant's full and complete performance of tenant's obligations hereunder. Upon Tenant's default in any obligation hereunder, Tenant hereby

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expressly agrees that Landlord may exercise, with respect to such trade fixtures, equipment, and improvements, and all rights Landlord may have at the time of such default as a secured party under Chapter 670, Florida Statutes. If Tenant is not in default under the terms hereof, all trade fixtures and equipment owned by the Tenant, may be removed by Tenant at any time during the term, or upon the expiration thereof. Tenant agrees to repair any damages to the Building occasioned by the removing of such trade fixtures.


19. COSTS OF ENFORCEMENT. In the event that Landlord shall bring an action to recover any sum due hereunder or for any breach hereunder and shall obtain a judgment in its favor, Landlord shall be entitled to recover all costs and expenses incurred, including reasonable attorneys' fees through all proceedings, trials and appeals.

20. ENTRY. Tenant agrees to permit Landlord and Landlord's agents entry to the
Premises:

     (a) At any time during the Term of this Lease upon reasonable notice to Tenant and at times reasonably convenient to Tenant for the purpose of: inspecting the Premises; preventing waste thereto; making such repairs or performing such maintenance as contemplated by Paragraph 8; showing the Premises to prospective tenants; or discharging any duty imposed upon Landlord by this Lease or bylaw.

     (b) Within thirty (30) days prior to the termination of this Lease, upon reasonable notice, and at times reasonably convenient to Tenant, for the purpose of showing the Premises to prospective tenants, provided such entry does not unreasonably disturb or interrupt Tenant's business operations.

21. LIABILITY. Tenant hereby agrees that Landlord shall not be liable to Tenant for any damages or injuries to the property of Tenant or to the persons or property of Tenant's officers, agents, employees, or invitees, or any other person, occasioned by or due to alleged or real defects in the Premises, and Tenant agrees that it will hold Landlord harmless against any liability arising out of, any injury to or death of any person or damage to any person or damage to any property, occurring anywhere upon the Premises, other than injuries to or death of any person or damage to any property proximately caused by negligent or intend tortuous act or omission of the Landlord or its agents, officers, employees or invitees. Without limitation of the generality of the foregoing, Tenant agrees that at its own cost and expense, Tenant will procure and maintain in force throughout the Term of this Lease, for the benefit of Tenant, and which shows Landlord and Landlord's mortgagees as additional insured, as their respective interests shall appear, a policy or policies of public liability insurance, in form and coverage satisfactory to Landlord, written by an insurance company authorized to engage in the business of general liability insurance in the State of Florida (if required by law), with a Best's rating of A or better, protecting Landlord, Landlord's mortgagee and Tenant against any and all claims for injury to persons or property occurring in, upon, or about the Premises, and each and every part thereof. Such public liability policy or policies shall have a combined single limit for personal injury and property damage of not less than One Million Dollars

($1,000,000.00) with respect to injuries, death, or damagers in any one occurrence. Tenant shall promptly pay when due and all insurance premiums in connection with any policy or policies of insurance and shall deliver appropriate a certificate of such insurance to Landlord. Should Tenant fail to furnish evidence of such insurance as provided for in this Lease, Landlord may, in addition to exercising any of its other rights because of Tenant's default, obtain such insurance and the premiums of such insurance shall be deemed to be additional rental to be paid to Landlord by Tenant on demand, together with interest thereon at the rate of eighteen percent (18%) per annum. All such policies shall require thirty (30) days written notice to Landlord prior to any cancellation or modification thereof.

22. NOTICES. Any notice or demand required under this Lease or by law shall be in writing and shall be delivered by hand or deemed to have been delivered when mailed either by overnight courier delivery service or by registered or certified mail, return receipt requested, and addressed to:

          Landlord:       W. Alan Woodford, Agent
                          334 Golfview Drive,
                          Pittsburgh, PA 15241-3308; and

          Tenant:         Junior Library Guild
                          1915 N. Dale Mabry Hwy., Ste. 400
                          Tampa, FL 33607
                          Attn: Mr. Randall J. Asmo

23. CONDEMNATION. If the whole or any portion of the Premises is condemned for any public use or purpose by any legally constituted authority with the result that the same are no longer reasonably suitable for Tenant's continued use thereof, then Tenant shall have the option of canceling this Lease, and Rent shall be accounted for between Landlord and Tenant as of this date of taking. In the event of such cancellation, Landlord shall be entitled to all compensation to be paid by condemning authority, except that Tenant may pursue any claim Tenant may have for business interruption or moving expenses. Tenant agrees to execute such instruments of assignments as may be reasonably required by Landlord in any proceedings for the recovery of such damages if requested by Landlord, and to turn to Landlord any damages that may be recovered in such proceedings.

24. SURRENDER/HOLDING OVER. Upon the expiration or earlier termination of this Lease, Tenant shall surrender the Premises to Landlord in good order and condition, except for ordinary wear and tear and except for the results of any taking or damage or destruction not caused by Tenant. Tenant shall remove from the Premises on or prior to such expiration or earlier termination all of its property (including signage) situated thereon and shall repair any damage caused by such removal. Property not so removed shall become the property of Landlord and Landlord may assess a fee for its removal or disposal. If Tenant holds over without the Landlord's written consent after the expiration or other termination of this Lease, or if Tenant continues to occupy the Premises after termination of Tenant's right of possession pursuant to any provision of this Lease, Tenant shall throughout the entire holdover period pay rent equal to twice the Base Rent and additional Base Rent which would have been applicable had the Term of this Lease continued through the period of such holding over by Tenant. Landlord and Tenant maintain the right to terminate this month to month tenancy with thirty (30) days written notification to the other party. No possession by Tenant after the expiration of the Term of this Lease shall be construed to extend the Term of this Lease unless Landlord has consented to such possession in writing.

25. ESTOPPELL CERTIFICATE. Either party shall, without charge, at any reasonable time and from time to time hereafter, within ten (10) days after written request of the other, certify by written instrument, duly executed and acknowledged, for any mortgages or purchaser, or proposed mortgagee or proposed purchaser, or any other person specified in such request:

     (a) that this Lease is unmodified and in full force and effect, or if there has been any modification, that the same is in full force and effect as so modified, and identifying any such modifications;

     (b) whether or not there are any existing defaults with respect to the terms of this Lease known by the party executing said instrument with respect to the other party, and if any such defaults are known, specifying the same and part of such other party;

     (c) the dates through which Rent and all other charges hereunder have been paid;

     (d) the commencement and expiration dates of the term of this Lease; and,

     (e) as to any other matter as may reasonably be so requested. Any such certificate may be relied upon by the party requesting it and any other person to whom the same may be exhibited or delivered and the contents of such certificate shall be binding on the party executing same. Tenant agrees to subordinate this Lease upon request of Landlord without charge or delay.

26. RADON. Pursuant to Section 404.056, Florida Statutes (1990), notification is hereby given to Tenant as follows:

     "RADON GAS: Radon is a naturally occurring radioactive gas, that, when it has accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time. Levels of radon that exceed federal and state guidelines have been found in buildings in Florida. Additional information regarding radon and radon testing may be obtained from your county public health unit."

27. TIME. It is understood and agreed between the parties hereto that time is of the essence of during the term of this contract/Lease.

28. BROKERAGE. Tenant acknowledges that Lincoln Property Company of Florida, Inc. ("Landlord's Agent") represents the Landlord and Binswanger ("Tenant's Agent") represents the Tenant with regard to this Lease agreement and a real estate commission will be paid by Landlord pursuant to the terms and conditions of a listing agreement between Landlord and Landlord's Agent. Except as indicated above, Tenant warrants that it is not represented by a broker, and accordingly, has no expectation that a commission be paid on its behalf. In such event, Tenant agrees to indemify Landlord from all claims from a third party broker.

29. RIGHTS. The rights of the Landlord under the foregoing shall be cumulative, and failure on the part of the Landlord to exercise promptly any rights given hereunder shall not operate to forfeit any of the said rights.

30. COMPLIANCE. Tenant shall comply with all governmental rules, codes, and regulations governing the construction, maintenance and location of signs, and shall promptly remove all of its signs upon termination of this Lease to the satisfaction of Landlord and at no cost to Landlord.

31. EXTENSION/RELOCATION. Tenant and Landlord agree to enter into good faith negotiations to extend the Term of this Lease at least sixty (60) days prior to the expiration of the Term. Tenant and Landlord further agree that Landlord may move Tenant into comparable space, as determined in the sole discretion of Landlord, as a right to relocate Tenant upon thirty (30) days notice. At Tenant's option, Tenant may terminate this lease upon receipt of Landlord's notice of its intent to relocate Tenant by providing Landlord with thirty (30) days written notice of its intent to terminate. Landlord and tenant agree to equally split the costs involved in any relocation within the building during the initial term.

32 CONFIDENTIALITY. All terms of this lease, most specifically Paragraph 5: Rent and Rent Adjustment, shall remain in confidence between Tenant and Landlord.

33. TOTALITY. Except for "Building Rules and Regulations" which Landlord may issue from time to time to be made part of this Lease, this Lease may not be amended, modified, or terminated, nor may any obligation hereunder be waived orally, and no such amendment, modification, termination, or waiver shall be effective for any purpose unless it is in writing, signed by the party against whom enforcement thereof is sought. It is, however, expressly stated that Tenant and any invitees shall not smoke in the Building. Tenant and its employees and agents further shall not park in areas reserved for others or designated for customer parking on the ground floor closest to the Building.

34. SEVERABILITY. If any provision of this Lease or any application thereof shall be invalid or unenforceable, the remainder of this Lease and any other applications of such provision shall not be affected thereby. This Lease and any provision thereof cannot be recorded unless Landlord so chooses.

35. SUCCESSORS. This Lease shall be binding upon and insure to the benefit of, and be enforceable by, the respective successors and assigns of the parties hereto.

36. GOVERNANCE. This Lease shall be governed by, and construed in accordance with, the laws of the State of Florida.

37. PARTIES. Landlord and Tenant shall not be considered or deemed to be joint venturers or partners, and neither shall have the power to bind or obligate the other as set forth herein.

38. TERMS. All terms used in this Lease, regardless of the number or gender in which they are used, shall be deemed and construed to include any other number, singular or plural, and by other gender, masculine, feminine or neuter, as the context or sense of this Lease or any section, subsection or clause herein may require as if such terms had been fully and property written in such number or gender.

     IN WITNESS WHEREOF, the parties hereto have hereunto executed this instrument for the purpose herein expressed, the day and year above written.


                SIGNED, SEALED AND DELIVERED IN THE PRESENCE OF:



                                    TENANT:
                                        JUNIOR LIBRARY GUILD
/s/ illegible                          /s/ Randall J. Asmo Co-Chairman
---------------------------------       -----------------------------------
Witness                                    Name: Randall J. Asmo
                                           Its: Co-Chairman

/s/ illegible
---------------------------------
Witness


                                   LANDLORD:


---------------------------------       ---------------------------------
Witness                                 W. Alan Woodford, Agent


---------------------------------
Witness

                       THE 1915 NORTH DALE MABRY BUILDING
                           FLOOR PLAN - FOURTH FLOOR

                                [MAP FLOOR PLAN]